Telegroup, Inc., as Issuer
                                and
         State Street Bank and Trust Company, as Trustee

                     ---------------------------

                              INDENTURE
                   Dated as of October 23, 1997

                       ---------------------

                            $150,000,000

                 10 1/2% Senior Discount Notes due 2004

                                 TABLE OF CONTENTS
                                                                       Page
                                                                       ----

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....1

1.01  Definitions........................................................1
1.02  Incorporation by Reference of Trust Indenture Act.................25
1.03  Rules of Construction.............................................25

ARTICLE TWO  THE NOTES..................................................26

2.01  Forms and Dating..................................................26
2.02  Execution and Authentication......................................27
2.03  Registrar and Paying Agent........................................29
2.04  Paying Agent To Hold Money in Trust...............................30
2.05  Noteholder Lists..................................................30
2.06  Transfer and Exchange.............................................30
2.07  Replacement Notes.................................................32
2.08  Outstanding Notes.................................................32
2.09  Treasury Notes....................................................33
2.10  Temporary Notes...................................................33
2.11  Cancellation......................................................33
2.12  Defaulted Interest................................................34
2.13  CUSIP Number......................................................34
2.14  Deposit of Moneys.................................................34
2.15  Book-Entry Provisions for Global Note.............................34
2.16  Special Transfer Provisions.......................................36

ARTICLE THREE  REDEMPTION OF NOTES......................................39

3.01  Notices to the Trustee............................................39
3.02  Selection of Notes To Be Redeemed.................................39
3.03  Notice of Redemption..............................................40
3.04  Effect of Notice of Redemption....................................41
3.05  Deposit of Redemption Price.......................................41
3.06  Notes Redeemed or Purchased in Part...............................42

ARTICLE FOUR  COVENANTS.................................................42

4.01  Payment of Notes..................................................42
4.02  Maintenance of Office or Agency...................................42
4.03  Corporate Existence...............................................43
4.04  Payment of Taxes and Other Claims.................................43
4.05  Maintenance of Properties; Insurance;
       Books and Records; Compliance with Law...........................44
4.06  Compliance Certificate............................................45
4.07  Limitation on Indebtedness........................................46
4.08  Limitation on Other Indebtedness..................................47
4.09  Limitation on Restricted Payments.................................47
4.10  Limitation on Issuances and Sale of Preferred Stock by
        Subsidiaries....................................................50

4.11  Limitation on Liens...............................................50
4.12  Change of Control.................................................51
4.13  Disposition of Proceeds of Asset Sales............................53
4.14  Limitation on Transactions with Interested Persons................57
4.15  Limitation on Dividends and Other Payment Restrictions
        Affecting Subsidiaries..........................................58
4.16  Limitations on Issuances of Guarantees of Indebtedness
        by Subsidiaries.................................................59
4.17  Waiver of Stay, Extension or Usury Laws...........................60
4.18  Reporting Requirements............................................60
4.19  Limitation on Sale and Leaseback Transactions.....................60

ARTICLE FIVE  SUCCESSOR CORPORATION.....................................61

5.01  When Company May Merge, etc.......................................61
5.02  Successor Substituted.............................................62

ARTICLE SIX  REMEDIES...................................................63

6.01  Events of Default.................................................63
6.02  Acceleration......................................................65
6.03  Other Remedies....................................................66
6.04  Waiver of Past Defaults...........................................66
6.05  Control by Majority...............................................66
6.06  Limitation on Suits...............................................67
6.07  Right of Holders To Receive Payment...............................67
6.08  Collection Suit by Trustee........................................68
6.09  Trustee May File Proofs of Claims.................................68
6.10  Priorities........................................................69
6.11  Undertaking for Costs.............................................69
6.12  Restoration of Rights and Remedies................................70

ARTICLE SEVEN  TRUSTEE..................................................70

7.01  Duties............................................................70
7.02  Rights of Trustee.................................................71
7.03  Individual Rights of Trustee......................................72
7.04  Trustee's Disclaimer..............................................73
7.05  Notice of Default.................................................73
7.06  Money Held in Trust...............................................73
7.07  Reports by Trustee to Holders.....................................73
7.08  Compensation and Indemnity........................................74
7.09  Replacement of Trustee............................................75
7.10  Successor Trustee by Merger, etc..................................76
7.11  Eligibility; Disqualification.....................................76
7.12  Preferential Collection of Claims Against Company.................77

ARTICLE EIGHT  SATISFACTION AND DISCHARGE OF INDENTURE..................77

8.01  Termination of the Company's Obligations..........................77
8.02  Legal Defeasance and Covenant Defeasance..........................78
8.03  Application of Trust Money........................................83
8.04  Repayment to Company..............................................83
8.05  Reinstatement.....................................................84

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................84

9.01  Without Consent of Holders........................................84
9.02  With Consent of Holders...........................................85
9.03  Compliance with Trust Indenture Act...............................87
9.04  Revocation and Effect of Consents.................................87
9.05  Notation on or Exchange of Notes..................................88
9.06  Trustee May Sign Amendments, etc..................................88

ARTICLE TEN  MISCELLANEOUS..............................................88

10.01  Trust Indenture Act of 1939......................................88
10.02  Notices..........................................................89
10.03  Communication by Holders with Other Holders......................90
10.04  Certificate and Opinion as to Conditions Precedent...............90
10.05  Statements Required in Certificate or Opinion....................90
10.06  Rules by Trustee, Paying Agent, Registrar........................91
10.07  Governing Law....................................................91
10.08  No Interpretation of Other Agreements............................91
10.09  No Recourse Against Others.......................................91
10.10  Successors.......................................................92
10.11  Duplicate Originals..............................................92
10.12  Separability.....................................................92
10.13  Table of Contents, Headings, etc.................................92
10.14  Benefits of Indenture............................................92

EXHIBITS

Exhibit A.  -  Form of Face and Reverse of Initial Note................A-1
Exhibit B.  -  Form of Face and Reverse of Exchange Note...............B-1
Exhibit C.  -  Form of Certificate to be Delivered in Connection
               with Transfers to Non-QIB Institutional
               Accredited Investors....................................C-1
Exhibit D.  -  Intentionally Omitted
Exhibit E.  -  Intentionally Omitted
Exhibit F.  -  Form of Certificate to be Delivered in Connection
               with Transfers Pursuant to Rule 144A....................F-1
Exhibit G.  -  Form of Certificate to be Delivered in Connection
               with Transfers Pursuant to Regulation S.................G-1

     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 23, 1997.



         Trust Indenture                Indenture
           Act Section                   Section

             310(a)(1)                     7.11
                (a)(2)                     7.11
                (a)(3)                     N.A.
                (a)(4)                     N.A.
                (a)(5)                     7.11
                (b)                        7.09; 7.11; 10.02
                (c)                        N.A.
             311(a)                        7.12
                (b)                        7.12
                (c)                        N.A.
             312(a)                        2.05
                (b)                       10.03
                (c)                       10.03
             313(a)                        7.07
                (b)                        7.07
                (c)                        7.07; 10.02
                (d)                        7.07
             314(a)                        4.07; 10.02
                (b)                        N.A.
                (c)(1)                    10.04
                (c)(2)                    10.04
                (c)(3)                     N.A.
                (d)                        N.A.
                (e)                       10.05
             315(a)                        7.01(b)
                (b)                        7.05
                (c)                        7.01(a)
                (d)                        7.01(c)
                (e)                        6.11
             316(a) (last sentence)        2.09
                (a)(1)(A)                  6.05
                (a)(1)(B)                  6.04
                (a)(2)                     N.A.
                (b)                        6.07
             317(a)(1)                     6.08
                (a)(2)                     6.09
                (b)                        2.04
             318(a)                       10.01
                (c)                       10.01

-----------------------
Note:     This reconciliation and tie shall not, for any purpose, be deemed to be a part of the indenture.



     INDENTURE, dated as of October 23, 1997, between TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa ("the Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10.5% Senior Discount Notes due 2004 (the "Initial Notes") and, when and if issued pursuant to a registered exchange for the Notes, the Company's 10.5% Senior Discount Notes due 2004 (the "Exchange Notes").

                               ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01  Definitions.

     "Accreted Value" is defined to mean, for any specified date (the "Specified Date"), the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of Notes:

     (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                          Semi-Annual              Accreted
                        Accrual Date               Value

                       November 1, 1997           $774.26
                       May 1, 1998                $814.91
                       November 1, 1998           $857.69
                       May 1, 1999                $902.72
                       November 1, 1999           $950.11
                       May 1, 2000              $1,000.00

    (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using
          a 360-day year of twelve 30-day months;

   (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual
Accrual

          Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

   (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person; provided that Acquired Indebtedness shall not include any such Indebtedness that was incurred in anticipation or contemplation of such Asset Acquisition or such person becoming a Subsidiary.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

     "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

     "Agent Members" shall have the meaning set forth in Section 2.15.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

     "Asset Disposition" means the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Subsidiaries.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Company) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less or
(ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article V.

     "Asset Sale Offer" shall have the meaning set forth in Section 4.13.

     "Asset Sale Offer Price" shall have the meaning set forth in Section
4.13.

     "Asset Sale Purchase Date" shall have the meaning set forth in Section
4.13.

     "Attributable Value" means, as to any particular lease and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11 United States Code or any similar law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) Eurodollar time deposits with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) commercial paper with a maturity of 180 days or less that are rated at least A-1 by S&P, or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (v) tax-exempt investments that are rated at least SP1/A1 by S&P and/or P1/VM1G1/M1G1 by Moody's; (vi) money market accounts of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less that $500,000,000; and (vii) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

    "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the voting power of the total Voting Stock of the Company; provided, however, that the Permitted Holders in the aggregate (i) "beneficially own" (as so defined) a lower percentage of the voting power of the Voting Stock than such other person or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or (b) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company on the Issue Date of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office.

     "Change of Control Offer" shall have the meaning set forth in Section
4.12.

     "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.12.

     "Change of Control Purchase Price" shall have the meaning set forth in
Section 4.12.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, an Executive Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Cash Flow" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing

Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charges" means, for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Agreements; and interest on Indebtedness that is guaranteed or secured by the Company or any of its Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period.

    "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.09, the net income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Subsidiaries; (ii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iii) except for purposes of calculating the amount of Restricted Payments that may be pursuant to clause (C) of the first paragraph of Section 4.09, any amount paid or accrued as dividends on Preferred Stock of the Company or Preferred Stock of any Subsidiary owned by Persons other than the Company and any of its Subsidiaries; (iv) all extraordinary gains and extraordinary losses; and
(v) the net income (or loss) of any Person (other than net income (or loss) attributable to a Subsidiary) in which any Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such other Person during such period.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

     "consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term

     "consolidated" shall have a meaning correlative to the foregoing.

     "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time this Indenture shall be principally administered, which on the date hereof is located in Hartford, Connecticut.

     "covenant defeasance" shall have the meaning set forth in Section 8.02.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means, with respect to Global Notes, the Person designated as Depositary pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, such Persons.

     "Eligible Accounts Receivable" is defined to mean the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such person filed with the SEC, all in accordance with GAAP.

     "Event of Default" shall have the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Fair Market Value" means, with respect to any asset, the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $2,000,000, such determination shall be evidenced by a Board Resolution delivered to the Trustee.

     "Final Maturity Date" means November 1, 2004.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "Global Note" shall have the meaning set forth in Section 2.01.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

     "IAI" shall have the meaning set forth in Section 2.01.

     "Indebtedness" means, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such person as lessee under Capitalized Lease Obligations,
(vi) all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such

Indebtedness, (vii) all Indebtedness of other persons guaranteed by such person to the extent such Indebtedness is guaranteed by such person, (viii) the maximum fixed redemption or repurchase price of Redeemable Capital Stock of such person at the time of determination and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" shall have the meaning set forth in the Preamble.

     "Initial Purchasers" means Smith Barney Inc. and BT Alex. Brown
Incorporated.

     "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interested Persons" shall have the meaning set forth in Section 4.14.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

     "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any person, any direct or indirect, loan, guarantee, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

     "Issue Date" means October 23, 1997.

     "legal defeasance" shall have the meaning set forth in Section 8.02.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise. "Moody's" means Moody's Investors Service, Inc. and its successors.
"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of
(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Regulation S under the Securities Act.

     "Notes" means the securities that are issued from time to time under this Indenture.

     "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.
"Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Notes.

     "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

     "Permitted Holder" means any of (x) Fred Gratzon, Shelley Levin-Gratzon or Clifford Rees or (y) any Affiliate of any Person named in the foregoing clause (x) or any trust for the benefit of any such Person or any of such Person's family members or descendants.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

     (a) Indebtedness of the Company evidenced by the Notes issued and outstanding on the Issue Date;

     (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

     (c) Indebtedness, including Acquired Indebtedness, in an aggregate principal amount at any one time outstanding not to exceed $25 million;

     (d) Indebtedness (other than Acquired Indebtedness) incurred to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of equipment used in the telecommunications business or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in transnational fiber optic cable or other transmission facilities, in each case purchased or leased by the Company or a Subsidiary after the Issue Date;

     (e) Indebtedness of the Company or any Subsidiary (A) in respect of performance, surety or appeal bonds or letters of credit supporting trade payables, in each case provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Protection Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition;
(f) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Wholly-Owned Subsidiary, except that any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) or any event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by such Wholly-Owned Subsidiary subject to the provisions of
Section 4.07.
(g) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another Wholly-Owned Subsidiary of the Company) or any event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company subject to the provisions of
Section 4.07;
(h) Indebtedness of (x) the Company not to exceed, at any one time outstanding, 1.75 times the net cash proceeds (less the amount of such proceeds applied as provided in clause (ii) or (iii) of the second paragraph of Section 4.09 received by the Company after the Issue Date from the issuance and sale of its Common Stock to a Person that is not a Subsidiary of the Company and (y) the Company or Acquired Indebtedness of a Subsidiary not to exceed, at one time outstanding, 1.5 times the Fair Market Value of any Common Stock of the Company issued after the Issue Date as consideration for an Asset Acquisition in the Company's line of business; provided that, in any such case, such Indebtedness (other than Acquired Indebtedness) matures after the Stated Maturity of the Notes and has an Average Life to Stated Maturity longer than the Notes;

     (i) Indebtedness of the Company, to the extent that the net proceeds thereof are promptly (A) used to repurchase Notes tendered in a Change of Control Offer or (B) deposited to defease all of the Notes pursuant to
Section 8.02;

     (j) Indebtedness of a Subsidiary represented by a guarantee of the Notes permitted by and made in accordance with Section 4.16;

     (k) Indebtedness of the Company or any Subsidiary under one or more Credit Facilities, provided that if any Indebtedness is incurred pursuant to this clause (k), total Indebtedness under this clause (k) and clause (c) above does not exceed at any one time outstanding an amount equal to the sum of (x) 65% of Eligible Accounts Receivable and (y) without duplication of amounts included in the previous clause (x), 30% of the Company's unbilled, domestic unencumbered accounts receivable; and

     (l) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than the Indebtedness incurred under clause (c) through (k) above (which clauses provide for the refinancing of Indebtedness incurred thereunder); provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (l) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Company pursuant to this clause (l) to refinance Subordinated Indebtedness, such Indebtedness
(A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and (B) is expressly subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes and (z) in the case of Indebtedness incurred by the Company pursuant to this clause (l) to refinance Pari Passu Indebtedness, such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and
(B) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

     "Permitted Investments" means any of the following: (i) Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made; (ii) Investments in Cash Equivalents;
(iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates;
(v) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (vi) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of this Indenture; and (vii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates.

     "Permitted Liens" means the following types of Liens:

     (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (g) Liens to finance the acquisition, cost of design, development, construction, installation or integration of property or assets of the Company or any Subsidiary of the Company in the ordinary course of business; provided, however, that (i) the related Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than such property or assets and any improvements thereto and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition, construction or commencement of full operation of such property or assets;

     (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (i) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

     (j) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets;

     (k) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (l) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired and were not created in contemplation of such transaction;

     (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; and

     (n) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Protection Agreements and Currency Agreements.

     "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents, however designated, whether voting or nonvoting, of such persons preferred or preferred stock, whether new outstanding or issued after the Issue Date, including without limitation, all series and classes of such preferred or preferred stock.

     "Principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

     "Private Placement Legend" means the legend set forth under such caption in the form of Initial Note in Exhibit A hereto.

     "Pro Forma Consolidated Cash Flow" means, for any period, the Consolidated Cash Flow of the Company for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition not in the ordinary course of business (including acquisition of other persons by merger, consolidation or purchase of Capital Stock) during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

     "Purchase Agreement" means the Purchase Agreement dated October 20, 1997 among the Company and the Initial Purchasers.

     "QIBs" shall have the meaning set forth in Section 2.01.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity with respect to the principal of any Note or is redeemable at the option of the Holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, with respect to any Notes to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

     "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Registrar" has the meaning set forth in Section 2.03.

     "Regular Record Date" means, with respect to any Interest payable on any Interest Payment Date, the April 15 and October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

     "Replacement Assets" has the meaning set forth in Section 4.13.

     "Repurchase Date" has the meaning set forth in Section 4.18.

     "Resale Restriction Termination Date" shall have the meaning set forth in Section 2.16 hereof.

     "Restricted Payment" has the meaning set forth in Section 4.09. "Rule 144A" shall have the meaning set forth in Section 2.01.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Significant Subsidiary" shall have the same meaning ascribed to it in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers'

Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.07 (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     "Surviving Entity" shall have the meaning set forth in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Secs. 77aaa-77bbbb) as in effect on the Issue Date.

     "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by the Company or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be incurred.

     "Trust Officer" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Subsidiary; provided that (A) any guarantee by the Company or any Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of such Indebtedness and an "Investment" by the Company or such Subsidiary (or both, if applicable) at the time of such designation; (B) such designation would be permitted under Section 4.09 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the Section 4.07 and Section 4.09. "U.S. Government Obligations" shall have the meaning set forth in
Section 8.02.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Company, by the Company and one or more Wholly-Owned Subsidiaries of the Company or by the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

1.02  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC;

"indenture securities" means the Notes;

"indenture security holder" means a Noteholder or Holder;

"indenture to be qualified" means this Indenture;

"indenture trustee" or "institutional trustee" means the Trustee; and

"obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

1.03  Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

1.     a term has the meaning assigned to it;

2. words in the singular include the plural, and words in the plural include the singular;

3.     "or" is not exclusive;

4.     provisions apply to successive events and transactions;

5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

7. all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                  ARTICLE TWO
                                   THE NOTES

2.01  Forms and Dating.

     The Initial Notes (including any Global Notes) and the Trustee's certificate of authentication thereon, shall be in substantially the form of Exhibit A hereto. Any Exchange Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit B hereto. The Initial Notes and the Exchange Notes may contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and integral multiples thereof.

     The Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the forms of the Notes, annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes are being offered and sold by the Company pursuant to the Purchase Agreement. The Notes are being offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in accordance with Rule 144A as provided in the Purchase Agreement and shall be issued on the Issue Date initially in the form of a permanent Global Note substantially in the form set forth in Exhibit A (the "Global Note"). On the Issue Date, the Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided in accordance with the Trustee's and Depositary's standard operating procedures.

2.02  Execution and Authentication.

     Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee or an authenticating agent shall (1) authenticate Initial Notes for original issue in an aggregate principal amount at maturity of up to $150,000,000 and (2) authenticate Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Notes for a like principal amount of Initial Notes exchanged pursuant thereto, in each case upon a Company Request. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed $150,000,000 except as provided in Section 2.07 hereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The Company Request directing the authentication and delivery of Notes shall specify whether such Notes shall be issued in the form of definitive Notes or Global Notes. Such Company Request shall specify the amount of the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. If the Company Request specifies that the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with this Section and such Company Request, authenticate and deliver one or more Global Notes in definitive form that:

     (a) shall be registered in the name of the Depositary or a nominee of such Depositary,

     (b) shall, at the instruction of the Company, be delivered by the Trustee to the Depositary or held by the Trustee as custodian for the Depositary, and

     (c) shall include and bear a legend substantially to the effect that unless and until it is exchanged in whole or in part for definitive Notes, such Global Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary must, at the time of its designation and at all times when it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Any appointment shall be evidenced by instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

2.03  Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for registration of transfer, for exchange or for conversion (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for payment of principal, premium, if any, and interest (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent.

     The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

2.04  Paying Agent To Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company (or any other obligor on the Notes) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Notes) shall have no further liability for the money so paid over to the Trustee.

2.05  Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.06  Transfer and Exchange.

     Subject to Section 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05). The Registrar or co-
Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for definitive Notes, a Global Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
If (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 60 days of the date the Company is so informed in writing or becomes aware of the same, or (ii) an Event of Default has occurred and is continuing, the Company promptly will execute and deliver to the Trustee definitive Notes, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such definitive Notes (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver definitive Notes, without charge, in an aggregate principal amount at maturity equal to the principal amount at maturity of the outstanding Global Note, in exchange for and upon surrender of the Global Note.

     Upon the exchange of a Global Note for definitive Notes, such Global Note shall be canceled by the Trustee. Definitive Notes issued in exchange for Global Notes pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

2.07  Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

2.08  Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be disregarded.

2.10  Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, redemption, conversion, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, redemption, conversion, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12  Defaulted Interest.

     If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof and the Notes, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13  CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

2.14  Deposit of Moneys.

     On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

2.15  Book-Entry Provisions for Global Notes.

     (a) Global Notes initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and
(ii) be delivered to the Trustee as custodian for such Depositary.
Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the Registrar's procedures.

     (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section 2.15 to beneficial owners identified by the Depositary who are required to hold definitive Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount at maturity of definitive Notes of authorized denominations.

     (e) Any definitive Note delivered in exchange for an interest in a Global Note pursuant to subsection (c) or subsection (d) of this Section 2.15 shall, except as otherwise provided by paragraph (d) of Section 2.16, bear the Private Placement Legend.

     (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

2.16.  Special Transfer Provisions.

     Unless and until an Initial Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any IAI which is not a QIB (excluding Non-U.S. Persons):

     (i) The Registrar shall register the transfer of such Initial Note if
             (x) the requested transfer is after the date that is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Initial Note (such later date, the "Resale Restriction Termination
Date")
             or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

   (ii) If the proposed transferee is entitled to receive a definitive Note as provided in Section 2.15 and the proposed transferor is an
            Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the documents, if any, required by
            paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such Global Note to be transferred, and the
            Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

  (iii)     If the Initial Note to be transferred consists of definitive
Notes
            and the proposed transferee is entitled to receive a definitive Note as provided in Section 2.15, upon receipt by the Registrar of
            the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive
            Notes of like tenor and amount.

    (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

    (i) If the Note to be transferred consists of definitive Notes, the Registrar shall register the transfer if the proposed transfer is after the Resale Restriction Termination Date or such transfer is being made by a proposed transferor who has provided the
Registrar
            with a certificate substantially in the form set forth in Exhibit F hereto.

   (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of definitive Notes, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Note in
            an amount equal to the principal amount at maturity of the definitive Notes, to be transferred, and the Trustee shall cancel the definitive Note so transferred.

  (iii) If the proposed transferee is entitled to receive a definitive Note as provided in Section 2.15 and the proposed transferor is an
            Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the documents, if any, required by
            paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such Global Note to be transferred, and the

            Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

   (iv)     If the Initial Note to be transferred consists of definitive
Notes
            and the proposed transferee is entitled to receive a definitive Note as provided in Section 2.15, upon receipt by the Registrar of
            the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive
            Notes of like tenor and amount.

    (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person (as defined in Regulation S under the Securities Act):

    (i) The Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person if the proposed transfer is after the Resale Restriction Termination Date or upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one
or
            more definitive Notes.

   (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

    (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) such transfer, exchange or replacement of such Notes occurs after the Resale Restriction Termination Date (which date shall be set forth in an Officers' Certificate of the Company delivered to the Trustee) or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                ARTICLE THREE
                             REDEMPTION OF NOTES

3.01  Notices to the Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 3(a) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

     The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemption at least 35 days before the Redemption Date.

3.02  Selection of Notes To Be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected from the outstanding Notes not previously called for redemption pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate. The amounts to be redeemed shall be equal to $1,000 in principal amount at maturity or any integral multiple thereof.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount at maturity thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount at maturity of such Note which has been or is to be redeemed.

3.03  Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

     All notices of redemption shall identify the Notes to be redeemed and shall state:

     (a)  the Redemption Date;

     (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and original issue discount will cease to accrete, as the case may be, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (d) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Note to the Paying Agent, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued without charge to the Holder;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

     (f) the CUSIP number, if any, relating to such Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

     (g) the paragraph of the Notes pursuant to which the Notes are being redeemed.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

3.05  Deposit of Redemption Price.

     On or prior to 12:00 p.m. New York time on any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.
If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue and original issue discount will cease to accrete, as the case may be, on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate and in the manner provided in the Notes.

3.06  Notes Redeemed or Purchased in Part.

     Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

                                 ARTICLE FOUR
                                 COVENANTS

4.01  Payment of Notes.

     The Company will pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds at 12:00 p.m. New York time on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture. The Company will pay interest on overdue principal at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

4.02  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of State Street Bank and Trust Company, N.A.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the office of State Street Bank and Trust Company, N.A. located at 61 Broadway, 15th floor, in the Borough of Manhattan, City of New York 10006, as such office of the Company in accordance with this Section 4.02.

4.03  Corporate Existence.

     Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

4.04  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

4.05  Maintenance of Properties; Insurance; Books and Records;
      Compliance with Law.

     (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

     (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

     (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

4.06  Compliance Certificate.

     (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Company's Senior Indebtedness, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

     (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

     (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

4.07  Limitation on Indebtedness.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Subsidiary will be permitted to incur Acquired Indebtedness, if immediately thereafter the ratio of (i) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding as of the Transaction Date to (ii) the Pro Forma Consolidated Cash Flow for the preceding two fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 5.0 to 1.
For purposes of determining any particular amount of Indebtedness under this
Section 4.07, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.07, (A) in the event that an item of Indebtedness meets the criteria of more than one of the clauses contained in the definition of "Permitted Indebtedness" contained in Section 1.01, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

4.08  Limitation on Other Indebtedness.

     The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness is expressly subordinate in right of payment to the Notes.

4.09  Limitation on Restricted Payments.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

     (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

     (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company),

     (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company), or

     (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of
Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) the remainder of (a) 100% of the aggregate amount of the Consolidated Cash Flow accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the last fiscal quarter immediately preceding the Issue Date and ending on the last day of the last fiscal quarter preceding the date of such proposed Restricted Payment minus (b) the product of 2.00 times cumulative Consolidated Fixed Charges accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the last fiscal quarter immediately preceding the Issue Date and ending on the last day of the last fiscal quarter preceding the date of such proposed Restricted Payment plus
(2) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Capital Stock) to a Person who is not a Subsidiary of the Company (except to the extent such net cash proceeds are used to incur new Indebtedness outstanding pursuant to clause (h) of the definition of "Permitted Indebtedness") plus (3) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance or sale of debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) together with the aggregate cash received by the Company at the time of such conversion or exchange plus
(4) without duplication of any amount included in the calculation of Consolidated Cash Flow, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) and (3) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) and (3) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13; (v) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year; (vi) Investments in persons other than Subsidiaries at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) not to exceed
$20 million in the aggregate provided that such persons primary business is related, ancillary or complementary to the business of the Company and its Subsidiaries on the date of such Investment; and (vii) Investments in any person at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed 5.0% of the Company's total consolidated assets. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and (vii) shall be included and clauses (i), (ii), (iii) and (iv) shall not be so included.

4.10  Limitation on Issuances and Sale of Preferred Stock by Subsidiaries.

     The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries in compliance with the other provisions of this Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

4.11  Limitation on Liens.

      The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date; (b) Liens securing the Notes; (c) Liens securing Indebtedness under Credit Facilities incurred in compliance with clauses (c) and (k) of the definition of "Permitted Indebtedness" contained in Section 1.01; (d) Liens on the Company's headquarters and other business premises securing Indebtedness in an aggregate principal amount not to exceed $10 million; (e) Liens in favor of the Company or any Subsidiary; (f) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (g) Permitted Liens.

4.12  Change of Control.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof on the Change of Control Purchase Date plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

     Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

     (a)  that the Change of Control Offer is being made pursuant to this
Section 4.12 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

     (b) the Change of Control Purchase Price, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

     (c) that any Note not tendered for payment will continue to accrue interest or accrete original issue discount, as the case may be, in accordance with the terms thereof;

     (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest or accrete original issue discount, as the case may be, after the Change of Control Purchase Date;

     (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

     (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

     (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered;

     (h) the instructions that Holders must follow in order to tender their Notes; and

     (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.18), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

4.13  Disposition of Proceeds of Asset Sales.

      (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 80% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not used to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any Subsidiary, in each case owing to a person other than the Company or any of its Subsidiaries, the Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce any commitments under, such unsubordinated Indebtedness of the Company or Indebtedness of any Subsidiary, nor invested in Replacement Assets within the 180 period described above constitute "Excess Proceeds" subject to disposition as provided below.

     (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with such Excess Proceeds, at a price in cash equal to 100% of the Accreted Value of the Notes plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price").

     (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

(1)  that the Asset Sale Offer is being made pursuant to this Section 4.13;

(2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Note, the Asset Sale Purchase Date and the date on which
     the Asset Sale Offer expires;

(3) that any Note not tendered or accepted for payment will continue to accrue interest or accrete original issue discount, as the case may be, in accordance with the terms thereof;

(4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest or accrete original issue discount, as the case may be, after the Asset Sale Purchase Date;

(5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7) that if Notes in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the
Asset
     Sale Offer, the Company shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by
     the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

(8) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of
     the Notes surrendered;

(9) the instructions that Holders must follow in order to tender their Notes;
     and

(10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such
     reports with the Commission, the comparable reports prepared pursuant to
     Section 4.18), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of
     Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

     (d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so tendered and accepted and
(iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Security surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

     (e) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

4.14  Limitation on Transactions with Interested Persons.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with this Indenture) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,000,000, the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; provided, however, that this Section 4.14 will not restrict the Company or any Subsidiary from (i) making any payment permitted under Section 4.09,
(ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $2,000,000 in the aggregate at any one time outstanding, (iv) from entering into any transaction between the Company and any of its Subsidiaries or between its Subsidiaries or (v) compensation arrangements with the Company's executive officers.

4.15  Limitation on Dividends and Other Payment Restrictions
      Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any Investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture, (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) any such encumbrance or restriction existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; and (vii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financing (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this Section 4.15 shall prevent the Company or any Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.11 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Subsidiaries that secure Indebtedness of the Company or any of its Subsidiaries.

4.16  Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries.

     The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company, other than Indebtedness under Credit Facilities incurred under clauses (c) and (l) in the definition of "Permitted Indebtedness" contained in Section 1.01, unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on terms substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such

Subsidiary's assumption, guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its guarantee.

     Notwithstanding the foregoing, any guarantee by a Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Company's and each Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee, which resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

4.17  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.18  Reporting Requirements.

     The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will file with the Trustee and provide to each Noteholder within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

4.19  Limitation on Sale and Leaseback Transactions.

     Neither the Company nor any Subsidiary will, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Subsidiary may enter into a Sale and Leaseback Transaction if (x) the aggregate Fair Market Value of all Sale and Leaseback Transactions entered into by the Company and its Subsidiaries after the Issue Date shall not involve property or assets having an aggregate Fair Market Value of more than $20 million or (y) (i) immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of
Section 4.07 (other than Permitted Indebtedness) and (ii) the Sale and Leaseback Transaction constitutes an Asset Sale effected in accordance with the requirements of Section 4.13.

                               ARTICLE FIVE
                         SUCCESSOR CORPORATION

5.01  When Company May Merge, etc..

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either
(i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

5.02  Successor Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of
Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                 ARTICLE SIX
                                   REMEDIES

6.01  Events of Default.

     An "Event of Default" means any of the following events:

     (a) default in the payment of the principal of or premium, if any, on any Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

     (b) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

     (c) failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or
(ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

     (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

     (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

     (f) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:
     (i)     commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
     (iv)    makes a general assignment for the benefit of its creditors; or
     (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;
     (ii)    appoints a Custodian of the Company or any Significant
Subsidiary
             of the Company for all or substantially all of its properties;
or
    (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

     Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

6.02  Acceleration.

     If an Event of Default (other than as specified in Section 6.01(f) or (g)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the Accreted Value, premium, if any, and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(f) or 6.01(g) occurs and is continuing, then the Accreted Value, premium, if any, and accrued and unpaid interest, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section
7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest which has become due otherwise than by such declaration of acceleration at the rate borne by the Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

     No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.04  Waiver of Past Defaults.

     Subject to the provisions of Sections 6.02, 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section

6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section
9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

6.05  Control by Majority.

     The Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or
(c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

6.06  Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

     (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

     (e) during such 30-day period the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Notes on or after the respective due dates set forth in such Notes.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

6.07  Right of Holders To Receive Payment.

     Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

6.08  Collection Suit by Trustee.

     If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09  Trustee May File Proofs of Claims.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10  Priorities.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

First:   to the Trustee for amounts due under Section 7.08;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium); and

Fourth:  the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes. This
Section 6.11 shall not be deemed to authorize any court to require an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 11.

6.12  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN
                                    TRUSTEE

7.01  Duties.

     (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)    Except during the continuance of an Event of Default,

     (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements
          of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

     (i)  this paragraph does not limit the effect of paragraph (b) of this
          Section 7.01;
    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

7.02  Rights of Trustee.

     Subject to Section 7.01 hereof and the provisions of TIA Sec. 315:

     (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

     (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

7.03  Individual Rights of Trustee.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.11 and 7.12 and TIA Secs. 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

7.04  Trustee's Disclaimer.

     The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

7.05  Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days thereafter; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

7.06  Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

7.07  Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Sec. 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Sec. 313(a). The Trustee also shall comply with TIA Secs. 313(b) and 313(c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

    The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

7.08  Compensation and Indemnity.

     The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

7.09  Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

(1)     the Trustee fails to comply with Section 7.11;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4)     the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

7.10  Successor Trustee by Merger, etc..

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

7.11  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Secs. 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

7.12  Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Sec. 311(a) to the extent provided therein.

                                ARTICLE EIGHT
                SATISFACTION AND DISCHARGE OF INDENTURE

8.01  Termination of the Company's Obligations.

     The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

     (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

     (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes;

     (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

     (d) the Company shall have paid all other sums payable by it hereunder;

     (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the
Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

8.02  Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02 and, with respect to the Trustee, under
Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections 4.07 through 4.16 and Sections 4.18 and 4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

     (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash, in United States dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal,
             premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) on the Final Maturity Date or otherwise in accordance with the terms of this Indenture and of such Notes; provided, however, that the Trustee (or other qualifying trustee)
             shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to
             said payments with respect to the Notes;

    (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as
             Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

   (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

   (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
    (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal
             defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
    (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as
             a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at
             the same times as would have been the case if such covenant defeasance had not occurred;
   (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following
             the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Notes, the Trustee will hold, for the benefit of the Holders of Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

   (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied
             with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

      (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

8.03  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

8.04  Repayment to Company.

     Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the

Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

8.05  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.01  Without Consent of Holders.

     The Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

(a)     to cure any ambiguity, defect or inconsistency;

(b)     to comply with Article Five;

(c)     to provide for uncertificated Notes in addition to certificated
Notes;

(d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

     Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this
Section 9.01 does not adversely affect the rights of any Holder.

9.02  With Consent of Holders.

     Subject to Section 6.04, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

     (a) reduce the percentage in outstanding aggregate principal amount at maturity of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

     (b) reduce or change the rate or time for payment of interest on any Note;

     (c) change the currency in which any Note, or any premium or interest thereon, is payable;

     (d) reduce the principal amount outstanding of, or Accreted Value of, or extend the fixed maturity of any Note or alter the redemption provisions with respect thereto;

     (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note;

     (f) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

     (g)     modify this Section 9.02 or Section 6.04 or Section 6.07;

     (h) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

     (i) modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders; or

     (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

9.03  Compliance with Trust Indenture Act.

     Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

9.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Sec. 316(b) of the TIA.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

9.05  Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06  Trustee May Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                                 ARTICLE TEN
                                MISCELLANEOUS

10.01  Trust Indenture Act of 1939.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

10.02  Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company to:

Telegroup, Inc.
2098 Nutmeg Avenue
Fairfield, IA  52556
Attention:  Corporate Secretary

With a copy to:

Swidler & Berlin, Chartered
3000 K Street, N.W.
Suite 300
Washington, DC  20007-5116
Attn: Morris F. DeFeo, Jr.

If to the Trustee to:

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT  06103
Attention:  Corporate Trust Administration

     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Sec. 310(b), TIA Sec. 313(c), TIA Sec. 314(a) and TIA Sec. 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

10.03  Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Sec. 312(c).

10.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

10.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

10.06  Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

10.07  Governing Law.

     The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

10.08  No Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

10.09  No Recourse Against Others.

     A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

10.10  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

10.11  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

10.12  Separability.

     In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

10.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

10.14  Benefits of Indenture.

     Except as provided in Article Ten, nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      TELEGROUP, INC.


                                      By:
                                      Name:
                                      Title:


                                      STATE STREET BANK AND TRUST COMPANY,
                                      as Trustee


                                      By:
                                      Name:
                                      Title:

                       [FORM OF FACE OF INITIAL NOTE]

                          [Global Notes Legend]

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be TRANSFERRED except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or any such nominee to a successor DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. unless this certificate is presented by an authorized representative of the depository trust company ("DTC") to the company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of cede & co. or such other name as REQUESTED BY an authorized representative of dtc (and any payment is made to cede & co. or such other entity as is requested by an authorized representative of dtc), any transfer, pledge or other use hereof for value or otherwise or to any person is wrongful inasmuch as the registered owner hereof, cede & co., has an interest herein.<FN1>

<FN1>  This paragraph should only be added if the Security is issued in global
       form.

                         [Private Placement Legend]

This Security has not been registered under the securities act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

The holder of this security by its acceptance hereof agrees to offer, sell or otherwise transfer such security, prior to the date (the "resale restriction termination date") which is two years after the later of the original issue date hereof and the last date on which the company or any affiliate of the company was the owner of this security (or any predecessor of such security) only (a) to the company, (b) pursuant to a registration statement that has been declared effective under the securities act, (c) for so long as the securities are eligible for resale pursuant to rule 144A under the securities act, to a person it reasonably believes is a "qualified institutional buyer" as defined in rule 144A under the securities act that purchases for its own account or for the account of a qualifieD institutional buyer to whom notice is given that the transfer is being made in reliance on rule 144A, (d) pursuant to offers and sales that occur outside the united states within the meaning of regulation s under the securities act, (e) to an institutional "accredited investor" within the meaning of rule 501(a)(1), (2), (3) or (7) under the securities act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a transaction for such securities for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the securities act, or (f) pursuant to another available exemption from the registration requirements of the securities act, subject to the company's and the trustee's right prior to any such offer, sale or transfer pursuant to clause (d), (e) or (f) to require the delivery of an opinion of counsel, certification or other information satisfactory to each of them, and in the case of any of the foregoing Cases, a certificate of transfer in the form appearing on the other side of this security is completed and delivered by the transferor to the company and the trustee. This legend will be removed upon the request of the holder after the resale Restriction Termination Date.

                           TELEGROUP, INC.
                   10 1/2% SENIOR DISCOUNT NOTE DUE 2004

No. ______                                                      $__________

CUSIP:

[The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:]

Issue Date:  October 23, 1997

Yield to maturity for period from Issue Date to November 1, 2004: 10 1/2%, compounded semi-annually on May 1 and November 1, and commencing November 1, 2000 (computed without giving effect to the additional payments of interest in the event the issuer fails to commence the exchange offer or cause the registration statement to be declared effective, each as described on the reverse hereof)

Original issue discount under Section 1273 of the Internal Revenue Code (for each $1,000 principal amount): ___________

Issue Price (for each $1,000 principal amount):  ___________

     TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on November 1, 2004, at the office or agency of the Company referred to below, and to pay interest thereon, accruing from May 1, 2000, on May 1 and November 1, in each year, commencing on November 1, 2000. After May 1, 2000, interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from May 1, 2000, at the rate of 10.5% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
If an exchange offer registered under the Securities Act is not consummated and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, in accordance with the terms of the Registration Rights Agreement dated
October 23, 1997 among the Company, Smith Barney Inc. and BT Alex. Brown Incorporated (the "Registration Rights Agreement"), interest (in addition to the accrual of original issue discount during the period ending May 1, 2000 and in addition to the interest otherwise due on the Notes after such date) will accrue in accordance with the terms of the Registration Rights Agreement as set forth on the reverse of this Note. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 23, 1997                    TELEGROUP, INC.


                                            By:
                                            Name:
                                            Title:


Attest:


---------------------
Authorized Signature

                TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

                                  STATE STREET BANK AND TRUST COMPANY,
                                  as Trustee


                                  By:
                                     ----------------------------------
                                      Authorized Officer

                   [Form of Reverse Side of Initial Note]

     1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10.5% Senior Discount Notes due 2004, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 23, 1997, among Telegroup, Inc., an Iowa corporation, as issuer (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

2.     Additional Interest.

     (a) if (1) neither a registration statement (the "Exchange Offer Registration Statement") with respect to a registered offer to exchange the Notes (the "Exchange Offer") for notes of the Company which will have terms substantially identical in all material respects to the Notes (the "Exchange Notes") nor a shelf registration statement covering the resale of the Notes

(a "Shelf Registration Statement") is filed with the Commission on or prior to 90 days from the Issue Date (the "Filing Date") or (2) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the Filing Date, then commencing on the day after either such required Filing Date, additional interest ("Additional Interest") shall accrue on the Accreted Value of the Notes at a rate of .50% per annum for the first 90 days immediately following each such Filing Date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

     (b) if (1) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 180 days after the Issue Date or (2) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 75th day following the date of such Shelf Registration Statement was filed, then, commencing on the day after the date such registration statement is required to be declared effective, Additional Interest shall accrue on the Accreted Value of the Notes at a rate of .50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-period; or

     (c) if (1) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (2) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Notes have been disposed of thereunder), Additional Interest shall accrue on the Accreted Value of the Notes at a rate of .50% per annum for the first 90 days commencing on (x) the

31st day after such effective date, in the case of (1) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (2) above, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 2.00% per annum, and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (a) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration (in the case of clause
(b) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (c) (1) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (c)(2) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (a), (b) or
(c) above will be payable in cash on May 1 and November 1 of each year to the holders of record on the preceding April 15 or October 15, respectively. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the Accreted Value of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The Company shall notify the Trustee within a reasonable time of the incurrence of any Additional Interest due pursuant to clauses
(a), (b) or (c) above.

3.     Redemption.

     (a) Optional Redemption. The Notes will not be subject to redemption prior to November 1, 2001 and will be redeemable on or after such date, at the option of the Company, as a whole or in part, in principal amounts at maturity of $1,000 or any integral multiple of $1,000, upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning November 1 of the years indicated below.


                 Year              Redemption Price

                 2001...................105.25%
                 2002...................103.50%
                 2003 and thereafter....101.75%

plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

     (b) Interest Payments. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (c) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

5. Public Offerings. In the event that on or prior to November 1, 2000, the Company consummates one or more public offerings of its Common Stock, the Company may, at its option, redeem from the net proceeds of such public offerings of the Company's Common Stock no later than 60 days following the consummation of such offerings up to 33% of the aggregate principal amount at maturity of the Notes originally issued at a redemption price equal to 110.50% of the Accreted Value on the date of redemption of the Notes so redeemed plus accrued and unpaid interest, if any; provided, however, that immediately after giving effect to any such redemption, not less than 66.0% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding.

6. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

8. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the

Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount at maturity of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in principal denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                           RESTRICTED SECURITIES

This certificate relates to $             principal amount at maturity of
Notes held in (check applicable space)      book-entry or      definitive
form by the undersigned.

The undersigned (check one box below):

/___/ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

/___/ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes. In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:


(1) to the Company; or

(2) pursuant to an effective registration statement under the Securities Act of 1933; or

(3) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
144A,
    in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) outside the United States in an offshore transaction within the meaning of
    Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5) pursuant to another available exemption from registration such as the exemption provided by Rule 144 under the Securities Act of 1933.
    Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
    (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                      ----------------------------
                                      Signature



Signature Guarantee:

Signature must be guaranteed

-------------------------------
Signature

           TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE:     To be executed by an executive officer

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of   Amount of Decrease Amount of Increase    Maturity of    Signature of
Exchange   in Principal        in Principal        this Global    Authorized
           Amount at            Amount at          Note following Officer of
           Maturity of          Maturity of        Such Decrease  Trustee or
           This Global         This Global         or Increase    Custodian
             Note                 Note

                      OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.12 or 4.13
of the Indenture, check the appropriate box:

Section 4.12 [  ]

Section 4.13 [  ]

If you wish to have a portion of this Note purchased by the Company pursuant to
 Section
4.12 or 4.13 of the Indenture, state the amount:

$

Date: _____________               Your signature:
                                                 --------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to
                                         --------------------------------
                                         (Insert assignee's social security
                                           or tax ID number)

----------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint

------------------------------------ agent to transfer this Note on the books of of the Company.  The agent may substitute another to act for him.


Date: _____________                 Your signature:
                                                   --------------------------
                                                   (Sign exactly as your name
                                                    appears on the other side
                                                    of this Note)
Signature Guarantee:

                      [FORM OF FACE OF EXCHANGE NOTE]

                           [Global Notes Legend]

Unless and until it is exchanged in whole or in part for securities in definitive form, this Note may not be TRANSFERREd except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or any such nominee to a successor depository or a nominee of such successor depository. unless this certificate is presented by an authorized representative of the depository trust company ("DTC") to the company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of cede & co. or such other name as REQUESTED BY an authorized representative of dtc (and any payment is made to cede & co. or such other entity as is requested by an authorized representative of dtc), any transfer, pledge or other use hereof for value or otherwise or to any person is wrongful inasmuch as the registered owner hereof, cede & co., has an interest herein.

                            TELEGROUP, INC.

                    10 1/2% SENIOR DISCOUNT NOTE DUE 2004

No. ______                                                      $__________

CUSIP:

The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  October 23, 1997

Yield to maturity for period from Issue Date to November 1, 2004: 10.5%, compounded semi-annually on May 1 and November 1, and commencing November 1, 2000 (computed without giving effect to the additional payments of interest in the event the issuer fails to commence the exchange offer or cause the registration statement to be declared effective, each as described on the reverse hereof)

Original issue discount under Section 1273 of the Internal Revenue Code (for each $1,000 principal amount): ___________

Issue Price (for each $1,000 principal amount):  ___________

     TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on November 1, 2004, at the office or agency of the Company referred to below, and to pay interest thereon, accruing from May 1, 2000, on May 1 and November 1, in each year, commencing on November 1, 2000. After May 1, 2000, interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from May 1, 2000, at the rate of 10.5% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 23, 1997                       TELEGROUP, INC.


                                               By:
                                               Name:
                                               Title:


                                               By:
                                               Name:
                                               Title:

Attest:

____________________
Authorized Signature

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY, as Trustee


                              By:
                                 ------------------------------------
                                  Authorized Officer

                 [Form of Reverse Side of Exchange Note]

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 10.5% Senior Discount Notes due 2004, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 23, 1997, among Telegroup, Inc., an Iowa corporation, as issuer (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.
All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

2.     Redemption.

     (a) Optional Redemption. The Notes will not be subject to redemption prior to November 1, 2001 and will be redeemable on or after such date, at the option of the Company, as a whole or in part, in principal amounts at maturity of $1,000 or any integral multiple of $1,000, upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning November 1 of the years indicated below.

                     Redemption Year             Price

                          2001                  105.25%
                          2002                  103.50%
                          2003 and thereafter   101.75%

plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

     (b) Interest Payments. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

      (c)	Partial Redemption.  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
3. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

4.	Public Offerings.  In the event that on or prior to November 1, 2000, the Company consummates one or more public offerings of its Common Stock, the Company may, at its option, redeem from the net proceeds of such public offerings of the Company's Common Stock no later than 60 days following the consummation of such offerings up to 33% of the aggregate principal amount at maturity of the Notes originally issued at a redemption price equal to 110.50% of the Accreted Value on the date of redemption of the Notes so redeemed plus accrued and unpaid interest, if any; provided, however, that immediately after giving effect to any such redemption, not less than 66.0% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding.

5.	Defaults and Remedies.  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

6.	Defeasance.  The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

7.	Amendments and Waivers.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

8.	Denominations, Transfer and Exchange.  The Notes are issuable only in registered form without coupons in principal denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.	Persons Deemed Owners.  Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

10.	Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of   Amount of Decrease Amount of Increase    Maturity of    Signature of
Exchange   in Principal        in Principal        this Global    Authorized
           Amount at            Amount at          Note following Officer of
           Maturity of          Maturity of        Such Decrease  Trustee or
           This Global         This Global         or Increase    Custodian
             Note                 Note

     [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO
               NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

Transferee Letter of Representation

Telegroup, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Location:	Corporate Trust Department

Dear Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $ principal amount at maturity of the 10.5% Senior
Discount Notes due 2004 (the "Notes") of Telegroup, Inc. (the "Company").
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only
(a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of

Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.


                                            TRANSFEREE:


                                            BY
                                               -----------------------

         [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                         PURSUANT TO RULE 144A]

Telegroup, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Location:Corporate Trust Department
[date]

     Re: Telegroup, Inc. (the "Company") 10.5% Senior Discount Notes due 2004 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $          aggregate principal
amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [Name of Transferor]

                                      By:
                                         -------------------------
                                            Authorized Signature

              [Form of Certificate to Be Delivered in Connection with
                   Transfers Pursuant to Regulation S]

[date]

Telegroup, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Location:     Corporate Trust Department

Re: Telegroup, Inc. (the "Company") 10.5% Senior Discount Notes due 2004 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $            aggregate principal
amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1)     the offer of the Notes was not made to a person in the United
States;

     (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule Rule 904(b) of Regulation S, and


     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(c)(1).

     You and the Company are entitled to rely upon this letter and are rrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By:
                                          ---------------------------
                                            Authorized Signature